                         TOTAL SYSTEM SERVICES, INC.
                Statement re Computation of Per Share Earnings

The following computations set forth the calculations of primary and fully diluted earnings per share for the three months and nine months ended September
30, 1995 and 1994:

                           Three Months Ended                Nine Months Ended
                           September 30, 1995               September 30, 1995
                                       Fully                             Fully
                      Primary         Diluted         Primary           Diluted
                     Earnings         Earnings        Earnings          Earnings
                    Per Share       Per Share       Per Share         Per Share

Net income    $     7,389,910  $    7,389,910   $  18,187,008    $   18,187,008
                   ==========      ==========      ==========        ==========
Weighted average
 number of
 common shares
 outstanding       64,631,294      64,631,294      64,631,294        64,631,294

Increase due to
 contingently
 issuable shares
 associated with
 an acquisition        15,152          15,152          15,152            15,152

Increase due to
 assumed issuance
 of shares related
 to stock options
 outstanding           65,345          69,340          62,376            69,340
                   ----------      ----------      ----------        ----------

Adjusted weighted
 average number of
 common and common
 equivalent shares
 outstanding       64,711,791      64,715,786      64,708,822        64,715,786
                   ==========      ==========      ==========        ==========

Net income per
 common and common
 equivalent share $      .114   $        .114    $       .281      $       .281
                   ==========      ==========      ==========         =========

                           Three Months Ended                Nine Months Ended
                           September 30, 1994                September 30, 1994
                                        Fully                            Fully
                      Primary         Diluted         Primary          Diluted
                     Earnings         Earnings        Earnings         Earnings
                     Per Share       Per Share       Per Share         Per Share

Net income     $     5,716,760  $    5,716,760  $   15,290,240  $    15,290,240
                    ==========      ==========      ==========       ==========
Weighted average
 number of
 common shares
 outstanding        64,631,294      64,631,294      64,628,979       64,628,979

Increase due to
 contingently
 issuable shares
 associated with
 an acquisition         19,849          39,698          19,849           39,698

Increase due to
 assumed issuance
 of shares related
 to stock options
 outstanding            53,951          62,135          18,178           21,622
                    ----------      ----------      ----------        ---------

Adjusted weighted
 average number of
 common and common
 equivalent shares
 outstanding        64,705,094      64,733,127      64,667,006       64,690,299
                    ==========      ==========      ==========       ==========

Net income per
 common and common
 equivalent share $       .088    $       .088    $       .236     $       .236
                    ==========      ==========       =========        =========